EXHIBIT 10.04

                                BUYOUT AGREEMENT
                                ----------------

THIS BUYOUT AGREEMENT ("Agreement") is made and entered into this 20 day of November, 2007, by and among WELLS FARGO BUSINESS CREDIT ("WELLS FARGO"), 14800 Quorum Drive, Suite 320, Dallas TX 75254; ACCORD FINANCIAL, INC., 25 Woods Lake Road, Suite 102, Greenville, SC 29607 ("Accord"); and CARGO CONNECTION LOGISTICS CORP., 600 Bayview Ave., Inwood, New York 11096 ("Client").

                                    Recitals:

     Wells Fargo and Client contemplate entering into a financing transaction (the "Transaction") whereby substantially all of Client's receivables of Client whether now existing or subsequently arising and all proceeds thereof [the "Receivables"] will be pledged as collateral for the contemplated credit facility. Accord has been advised of Wells Fargo's intention to repay the total indebtedness owed by Client to Accord at the time of closing.

     NOW THEREFORE, IN CONSIDERATION OF THE PROMISES AND COVENANTS CONTAINED HEREIN, THE PARTIES, INTENDING TO BE LEGALLY BOUND, HEREBY AGREE AS FOLLOWS:

         1.  Assignment by Accord.

         (a) In consideration of Wells Fargo's payment to Accord at closing on the Transaction of the Payoff Balance set forth below, via wire transfer (in accordance with the wire instructions contained below), Accord without any representations or warranties of any kind, nature and description and without recourse, excepting only that Accord is duly-authorized to enter into this Agreement, hereby sells, transfers and assigns to Wells Fargo all Receivables (and rights to payment thereto) of Client which have been assigned to Accord (whether such assignment was absolute or a collateral assignment). .

         (b) At closing of the Transaction, Wells Fargo shall pay to Accord, via wire transfer (in accordance with the wire instructions contained below), the amount of $883,119.45, being an amount equal to all sums owed by Client to Accord (whether for Accord fees, pre-payment penalties, interest, terminations fees, etc. - hereinafter, (the "Payoff Balance"). The Payoff Balance is good through the end of business November 20, 2007.

         (c) Upon receipt of the Payoff Balance, Accord shall assign all of its security interests, financing statements, liens and any other interest it may have in Client's Receivables, accounts, accounts receivable, contract rights, chattel paper, documents, instruments, reserves, reserve accounts, withholding accounts, general intangibles, proceeds of the foregoing and invoices of Client, and other rights of payment thereto, now existing or hereafter arising,. Accord authorizes Client and/or Wells Fargo to assign all of Accord's UCC filings upon receipt of the Payoff Balance by Accord. Accord agrees to provide Client and Wells Fargo with a duly executed form letter, generically addressed to the account debtors (customers) of Client, indicating Client has satisfied its obligations to Accord in full.

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         2. Release.   Accord,  Wells Fargo  and Client agree that the Factoring
Agreement and all other agreements and amendments thereto between Accord and Client providing for the purchase and/or collateral assignment, and all other financing facilities between Accord and Client, are terminated by the payment to Accord of the Payoff Balance. The Payoff Balance constitutes full and final payment of all amounts due Accord by Client or any other party relating to the Client's agreements with Accord, and that upon such full and final payment, there exist no defaults of any part under such agreements. Client agrees to be responsible for and to indemnify and hold Accord harmless for any claims made against Accord seeking to void or recover payments received, such as claims that might be made in a bankruptcy case, and all costs which may be incurred as a result of any such claim.

         3. Client Warranties. Client warrants that any shortages resulting from NSF checks, or any other shortages that appear in its accounts with Accord subsequent to the date of this Agreement will by reimbursed by Client. Client authorizes Wells Fargo and Wells Fargo agrees to withhold the amount of any such amounts due Accord from funds currently payable (or the next funds to become payable) to Client pursuant to this Agreement and immediately forward such claim amounts to Accord as such funds become available under the Account Transfer Agreement with Wells Fargo. Wells Fargo will be deemed holder of any NSF checks for which it reimburses Accord.

         4. Payments. Accord agrees to transmit via wire transfer to Wells Fargo on a daily basis payments it may receive by wire which are specifically associated with the above named Client to the account set forth below; provided, however, Accord shall not be obligated to forward payments on any day where the total thereof is less than $1,000 (with the understanding that all such payments shall be wired to Wells Fargo subsequently). Accord agrees to: forward on a daily basis to Wells Fargo, via first class mail and immediately upon receipt, all checks it may receive that are specifically associated with Client during the month of November, 2007; and after November 30, 2007, on a regular weekly basis check payments it may receive which are specifically associated with Client. A wire transfer fee of $25.00 shall be charged for each wire transfer.

         5. Miscellaneous. Should any part of this Agreement be found to be unenforceable the remainder of this Agreement shall remain in force. This Agreement shall become binding only after all parties have affixed signatures oftheir duly authorized representative. All parties agree that facsimile signatures shall be considered as binding. This Agreement shall be binding upon the successors and assigns of all parties.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WELLS FARGO BUSINESS CREDIT              By:      /s/ Scott R. McArron
14800 Quorum Dr. Ste. 320                      -------------------------------
Dallas, TX  752254                       Title:  Division Manager
Fax No. 972 386-9914                           -------------------------------
(WELLS FARGO)                            Date:   11/20/07
                                               -------------------------------

ACCORD FINANCIAL, INC.                   By:      /s/ Matthew Panosian
25 Woods Lake Road, Sutie 102                  -------------------------------
Greenville, SC                           Title:       Sr VP
Fax No. 864 242-0863                           -------------------------------
(ACCORD)                                 Date:   11/20/2007
                                               -------------------------------

CARGO CONNECTION LOGISTICS, CORP.        By:      /s/ Scott Goodman
600 Bayview Avenue                             -------------------------------
Inwood, NY  11096                        Title:    TREASURER
(CLIENT)                                       -------------------------------
                                         Date:    11/19/2007
                                               -------------------------------

          [WIRING AND MAILING INSTRUCTIONS PROVIDED ON FOLLOWING PAGE]

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